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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Terra Industries Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Terra Industries Inc. 600 Fourth Street P.O. Box 6000 Sioux City, IA 51102-6000 Telephone: (712) 277-1340

March 20, 2006
To Our Stockholders:
We are pleased to invite you to attend the annual meeting of stockholders of Terra Industries Inc. to be held at 9:00 a.m. on Tuesday, May 2, 2006, at the Sioux City Convention Center, 801 Fourth Street, Sioux City, Iowa 51101.
The accompanying notice of meeting and proxy statement describe the matters to be considered and voted upon at the annual meeting. We will also report on Terra and its business, and you will have an opportunity to discuss matters of interest concerning Terra.
We hope all stockholders will be able to attend this meeting. Please check the appropriate box on your proxy card if you plan to attend.
It is important that you be represented whether or not you plan to attend the annual meeting personally. Please promptly complete, date and return your proxy card in the enclosed return envelope to ensure that your vote will be received and counted.
On behalf of the board of directors and management, thank you for your support during 2005. We look forward to seeing you at the meeting.

Michael L. Bennett	Henry R. Slack
President and Chief Executive Officer	Chairman

Terra Industries Inc. 600 Fourth Street P.O. Box 6000 Sioux City, IA 51102-6000 Telephone: (712) 277-1340
Notice of 2006 Annual Meeting of Stockholders
To the Stockholders:
The annual meeting of the stockholders of Terra Industries Inc. (“Terra”) will be held at the Sioux City Convention Center, 801 Fourth Street, Sioux City, Iowa 51101, on Tuesday, May 2, 2006 at 9:00 a.m., for the following purposes to:
a.	elect two Class II directors to serve until the 2009 annual meeting of stockholders, and until their successors are elected and qualified;

b.	consider and act upon a proposal to ratify the audit committee’s selection of the firm of Deloitte & Touche LLP as Terra’s independent accountants for 2006; and

c.	transact such other business as may properly come before the annual meeting.
Only stockholders of record of Terra’s common stock at the close of business on March 1, 2006 are entitled to notice of, and to vote at, the annual meeting.

Mark A. Kalafut Vice President, General Counsel and Corporate Secretary
March 20, 2006

Proxy Statement
Proposal 1: Election of Directors
Corporate Governance
Board of Directors and Committees
Executive Compensation and Other Information
Compensation Committee Report
Audit Committee Report
Proposal 2: Ratification of Selection of Independent Accountants
Submission of Stockholder Proposals for 2007 Annual Meeting

Proxy Statement
General
The annual meeting of the stockholders of Terra Industries Inc. will be held at the Sioux City Convention Center, 801 Fourth Street, Sioux City, Iowa 51101, on Tuesday, May 2, 2006, at 9:00 a.m.
The mailing address of Terra’s principal executive offices is Terra Centre, 600 Fourth Street, P.O. Box 6000, Sioux City, Iowa 51102-6000. This proxy statement and the accompanying proxy are first being sent or given to stockholders on or about March 20, 2006.
Terra’s board of directors solicits the accompanying proxy. The stockholder may revoke it at any time before it is voted at the annual meeting by giving written notice to the corporate secretary. This proxy, if properly executed, duly returned and not revoked, will be voted for the election of directors, except to the extent the stockholder withholds voting authority. Such proxy will also be voted on the other matters described in this proxy statement, in accordance with the instructions in the proxy. The board of directors is not aware at this date of any matter proposed to be presented at the annual meeting other than the election of directors and the ratification of the audit committee’s selection of independent accountants. The persons named in the accompanying proxy will have discretionary authority to vote on any other matter that is properly presented at the meeting, according to their best judgment. A stockholder’s presence at the annual meeting does not of itself revoke the proxy.
Securities Entitled to Vote
The only securities eligible to be voted at the annual meeting are Terra common shares. Only holders of common shares at the close of business on the record date, March 1, 2006, are entitled to vote. Each common share represents one vote, and all shares vote together as a single class. There were 95,168,174 common shares issued and outstanding on March 1, 2006.
Vote Required
Stockholders are entitled to cast one vote for each director nominated to the board of directors for each common share held on the record date. Cumulative voting is not permitted. Stockholders are also entitled to one vote per common share on each other matter voted upon at the annual meeting. To be elected, a director-nominee must receive more than half the votes present at the meeting for purposes of a quorum in person or by proxy and actually cast in the election of directors. Common shares of stockholders abstaining from voting, but otherwise present at the meeting in person or by proxy, will be included with broker non-votes and voted shares in determining the number of shares present at the meeting. Such abstaining shares and broker non-votes, however, will not be counted as a vote for or against any director-nominee.
The proposal to ratify the audit committee’s selection of independent accountants must receive a majority of votes present at the meeting for purposes of a quorum in person or by proxy and actually cast to be ratified. Common shares of stockholders abstaining from voting, but otherwise present at the meeting in person or by proxy, will be included with broker non-votes and voted shares in determining the number of shares present at the meeting. Such abstaining shares and broker non-votes, however, will not be counted as a vote for or against the selection of independent accountants.

Proposal 1: Election of Directors
Election of Directors
The board of directors adopted a classified board in accordance with Maryland law in early 2005. Following the adoption of the classified board, the directors were divided into three classes and assigned the terms of office required by Maryland law. The term of office of the two directors assigned to Class II expires at this meeting, and such two directors are nominated for election at this annual meeting to serve for three-year terms until the annual meeting in 2009 and until their successors are elected and qualify. As provided by Maryland law, the terms of office of the two directors assigned to Class I continue until the annual meeting in 2008, and the terms of office of the two directors assigned to Class III continue until the annual meeting in 2007, and in each case until their successors are elected and qualify. Each class of directors will be elected to serve for three-year terms. The directors in each Class are set forth below. The affirmative vote of more than half the votes present at the annual meeting eligible to be cast for a director-nominee and actually cast in the election of directors is required for election to the board. Unless otherwise indicated, proxies in the accompanying form will be voted for the nominees named below or for any successor nominee designated by the board. Such a successor nominee would be designated only in the unlikely event that a nominee named below becomes unable or unwilling to serve as a director before the election. All of the nominees named below are incumbent directors. Set forth below opposite the name and age of each nominee for Class II director, and for the Class I and Class III directors whose terms are continuing, are his or her present positions and offices with Terra, his or her principal occupations during the past five years, and the year in which he or she was first elected a director.
Several directors are also on the boards of directors of other companies subject to the reporting requirements of the U.S. federal securities laws. Mr. Bennett is a director of Alliant Energy and Terra Nitrogen GP Inc., the General Partner of Terra Nitrogen Company, L.P.; Mr. Fraser is a director of Forest Oil Corporation and Smith International, Inc.; Ms. Hesse is a director of Pinnacle West Capital Corporation, Arizona Public Service, Enbridge Energy Partners, L.P. and Enbridge Energy Management, L.L.C.; Mr. Slack is a director of Engelhard Corporation and Mwana (plc); and Mr. Janson is a director of Tembec Industries Inc., ATS Automation Tooling System and TK Shipping Corporation.

Nominees for Election as Class II Director
Terms Expiring at Annual Meeting in 2009

	Present Positions and Offices with Terra and	Year First
Name and Age	Principal Occupation During the Past Five Years	Elected Director
Martha O. Hesse (63)	Private Investor. President and Chief Executive Officer of Hesse Gas Company (an energy investment company) from 1990 to 2003.	2001

Henry R. Slack (56)	Chairman of the Terra Board of Directors since April 2001; Chairman of Task (USA) Inc. (a private investment firm) from September 1999 to June 2002.	1983
Class III Directors Continuing in Office
Terms Expiring at Annual Meeting in 2007

	Present Positions and Offices with Terra and	Year First
Name and Age	Principal Occupation During the Past Five Years	Elected Director
David E. Fisher (63)	Private Investor.	1993

Dod A. Fraser (55)	President of Sackett Partners Incorporated, a consulting company, since 2000; Managing Director and Group Executive of Chase Securities Inc., a subsidiary of The Chase Manhattan Bank, from 1995 to 2000 and prior to that, General Partner of Lazard Frères & Co.	2003
Class I Directors Continuing in Office
Terms Expiring at Annual Meeting in 2008

	Present Positions and Offices with Terra and	Year First
Name and Age	Principal Occupation During the Past Five Years	Elected Director
Peter S. Janson (58)	Corporate Director; retired from AMEC Inc. (an engineering and environmental services firm) since 2002; Chairman & Chief Executive Officer of AMEC Inc. and director of AMEC plc from 2000 to 2002; President and Chief Executive Officer of Agra Inc (an engineering and environmental services firm which was sold to AMEC in 2000) from 1999 to 2000.	2005

Michael L. Bennett (52)	President and Chief Executive Officer of Terra since April 2001; Executive Vice President and Chief Operating Officer from February 1997 to April 2001.	2001
The board of directors recommends that you vote FOR the election of each of the above-named director-nominees for Class II director.

Corporate Governance
General
Terra strives to uphold the highest standards of ethical conduct, to follow corporate governance best practices, to report accurately and transparently, and to fully comply with the laws, rules and regulations that govern Terra’s business.
Our board of directors currently consists of six members. In accordance with our Corporate Governance Guidelines, Terra’s board has affirmatively determined that David E. Fisher, Dod A. Fraser, Martha O. Hesse, Peter S. Janson and Henry R. Slack each meet the criteria for independence required by the New York Stock Exchange (“NYSE”) listing standards. The board’s independence determination was based on information provided by our directors and discussions among our officers and directors. The nominating and corporate governance committee reviews and designates director-nominees in accordance with the policies and principles of its charter and the Corporate Governance Guidelines.
Terra has structured its board of directors to provide separate positions for a non-executive chairman of the board and a chief executive officer. The board plans to maintain these responsibilities as separate positions.
During 2005, in accordance with the Corporate Governance Guidelines, non-management directors met at regularly scheduled executive sessions of the board without management and the independent directors met in executive session. The chairman of the board, Henry R. Slack, presided at all executive sessions of the board, which are held at each of our board meetings.
The board currently has three committees—audit, compensation, and nominating and corporate governance. A description of each committee and its function appears in the “Board of Directors and Committees” section of this proxy statement under the heading “Board Committees.” The audit, compensation, and nominating and corporate governance committees are each composed solely of independent directors as required by the NYSE listing standards. In addition, the members of the audit committee meet the criteria for independence required by the Sarbanes-Oxley Act of 2002. Each committee has its own charter setting forth the qualifications for membership and the committee’s purposes, goals and responsibilities. Each of these committees has the power to hire independent legal, financial or other advisors it deems necessary, without consulting or obtaining the advance approval of any Terra officer.
The board has also adopted a Code of Ethics and Standards of Business Conduct, which outlines the principles, policies and laws that govern Terra’s activities and which serve as a tool for professional conduct in the workplace. The Code of Ethics and Standards of Business Conduct applies to Terra’s principal executive officer and principal financial officer and also includes all other officers, directors and employees.
Current versions of Terra’s Corporate Governance Guidelines, Code of Ethics and Standards of Business Conduct and committee charters, can be found in the “Investor Information” section of Terra’s website at www.terraindustries.com, and are available in print to any shareholder upon request.

Communication
Interested parties who wish to report questionable practices by Terra employees may do so by calling Terra’s toll free, anonymous hotline at 1-866-551-8010 (in the U.S. and Canada) or at 001-866-551-8010 (in the U.K.). Interested parties who wish to communicate any message or voice a complaint to the board, any of its committees or the non-management directors should address their communications to: Henry R. Slack, Chairman of the Board; Terra Industries Inc.; 600 Fourth Street; Sioux City, Iowa 51101. Such communications can also be made by calling 712-277-1340 or by e-mail at boardethics@terraindustries.com.

Board of Directors and Committees
Board Committees
Audit Committee. The audit committee met seven times in 2005 and is currently composed of Mr. Fisher (Chairman), Ms. Hesse and Mr. Janson. The committee is composed entirely of non-employee directors, each of whom meets the “independence” requirements of the NYSE listing standards and the Sarbanes-Oxley Act of 2002. In accordance with Terra’s audit committee charter, all members of the committee are financially literate and the board of directors has determined that Mr. Fisher meets the requirements to be named “audit committee financial expert” as the term has been defined by the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. The audit committee charter, which was amended on December 2, 2003, was reviewed at the February 14, 2006 meeting and is available on Terra’s website as set out in the Corporate Governance section above.
The audit committee reviews Terra’s procedures for reporting financial information to the public. The audit committee also reviews Terra’s internal audits, reports and related recommendations. Its members are directly responsible for Terra’s independent auditor and have the sole authority to appoint or replace the independent auditor. The committee reviews the scope of the annual audit. The committee also reviews related reports and recommendations and preapproves any non-audit services provided by such firm. In addition, the committee maintains, through regularly scheduled meetings, open lines of communication between the board of directors and Terra’s financial management, internal auditors and independent auditor. See the “Audit Committee Report” below.
Compensation Committee. The compensation committee met three times in 2005 and is currently composed of Messrs. Fraser (Chairman), Fisher and Janson. Each of the members of the committee meets the “independence” requirements under the NYSE listing standards. The committee’s functions include recommending to the board of directors the appointment of Terra executive officers and establishing the compensation to be paid to such individuals. The committee also administers certain employee benefit plans, establishes and, in consultation with management, administers compensation guidelines and personnel policies. See the “Report on Executive Compensation” below. The compensation committee charter was adopted on December 2, 2003, was reviewed at the February 14, 2006 meeting, and is available on Terra’s website as set out in the Corporate Governance section above.
Nominating and Corporate Governance Committee. The nominating and corporate governance committee met three times in 2005. It is currently composed of Ms. Hesse (Chairman), Mr. Fraser and Mr. Slack. Each of the members of the committee meets the “independence” requirements under the NYSE listing standards. The committee’s functions include helping the board fulfill its responsibilities to stockholders by shaping the company’s corporate governance and enhancing the quality and independence of the board nominees. In addition, the committee identifies and reviews qualifications of potential Terra director candidates and makes recommendations to the board for nomination or election. Nominees for director are selected on the basis of broad experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of Terra’s business environment, and willingness to devote adequate time and energy to board duties. The board considers directors of diverse backgrounds, in terms of both the individuals involved and their various experiences and areas of expertise. Each board member must ensure that future commitments (including commitments to serve on boards of other companies) do not materially interfere with the member’s service as a Terra director. The nominating and corporate governance committee charter was adopted on December 2, 2003, was reviewed at the February 14, 2006 meeting, and is available on Terra’s website as set out in the Corporate Governance section above.

The nominating and corporate governance committee charter also provides that the committee will review candidates who have been recommended by shareholders but the committee has not established formal procedures to bring such nominees before them. Any such nominations to the nominating and corporate governance committee can be communicated to the board as set out in the Corporate Governance section of this proxy statement under the heading “Communication.”
The board of directors establishes special board committees from time to time, determining such committees’ specific functions as they are established. The board and its committees occasionally take action by unanimous written consent in lieu of a meeting.
Meetings of the Board
The board of directors held four regular meetings and two special meetings in 2005. Each director attended at least 75 percent of the total meetings of the board and of board committees of which he or she was a member.
Director Compensation
In May 2003, the board of directors voted to compensate non-employee directors with a mix of shares and cash. Under this policy, in 2005, Mr. Slack, Chairman of the Board, was granted 15,000 restricted shares (an annual award) and an annual cash retainer of $100,000 (payable quarterly). The other non-employee directors each received an annual restricted share grant of 10,000 shares, an annual retainer of $27,500 (payable quarterly) and meeting fees of $1,250 per meeting attended. Mr. Fisher received an additional cash retainer of $10,000 (payable quarterly) for serving as chairman of the audit committee. Ms. Hesse, chairman of the nominating and corporate governance committee, and Mr. Fraser, chairman of the compensation committee, each received an additional annual retainer of $4,000 (payable quarterly) for serving as committee chairs.
Compensation Committee Interlocks and Insider Participation
The compensation committee is composed of the directors named as signatories to the “Report on Executive Compensation” below. No director has any direct or indirect material interest in or relationship with Terra other than shareholdings as discussed above and as related to his or her position as a director, except as described under the caption “Certain Relationships and Related Transactions.” During 2005, no officer or other employee of Terra served on the board of directors of any other entity, where any officer or director of such entity also served on Terra’s board.

Equity Security Ownership
Principal stockholders. The following table shows the ownership of Terra securities as of February 14, 2006 by the only persons known to Terra to beneficially own more than five percent of any class of Terra voting securities. The information in this table is based on information reported to the Securities and Exchange Commission (“SEC”) by or on behalf of such persons:

Name and address of	Title of		Percentage
beneficial owner	class	Amount and nature of beneficial ownership1/	of class
Barclays Global Investors, NA and affiliates 2/
45 Fremont Street San Francisco, CA 94105	Common Shares	12,737,064 shares sole voting and investment power	13.38%
SAB Capital Partners, L.P. and affiliates 3/
712 Fifth Avenue, 42nd Floor New York, NY 10019	Common Shares	9,296,700 shared voting and investment power	9.8%
Anchorage Capital Master Offshore, Ltd. 4/
c/o Anchorage Advisors, L.L.C. 610 Broadway, 6th Floor New York, NY 10012	Common Shares	7,936,700 sole voting and investment power	8.3%
Whippoorwill Associates, Incorporated 5/
11 Martine Avenue White Plains, NY 10606	Common Shares	7,345,192 shared voting and investment power	7.4%
Goldman Sachs Asset Management, L.P.
32 Old Slip New York, NY 10005	Common Shares	6,891,750 sole voting and investment power	7.2%
Dimensional Fund Advisors Inc. 6/
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	Common Shares	6,614,025 sole voting and investment power	6.9%
Perry Corp. and affiliates 7/
767 Fifth Avenue New York, NY 10153s	Common Shares	6,301,142 sole voting and investment power	6.49%

1/	Except as stated in footnote 5 below, the number of common shares listed does not include shares of Series A preferred.

2/	Includes 1,072,085 common shares held by Barclays Global Fund Advisors. The shares reported are held by the company in trust accounts for the economic benefit of the beneficiaries of those accounts.

3/	Includes 4,776,914 common shares held by SAB Capital Partners, L.P., 83,307 common shares held by SAB Capital Partners II, L.P. and 4,436,479 common shares held by SAB Overseas Fund, Ltd., SAB Capital Advisors, L.L.C. as general partner of SAB Capital Partners, L.P. and SAB Capital Partners II, L.P., SAB Overseas Capital Management, L.P. as investment manager to SAB Overseas Fund, ltd., SAB Capital Management, L.L.C. as general partner of SAB Overseas Capital Management, L.P. and Scott A. Bommer as managing member of SAB Capital Advisors, L.L.C. and of SAB Capital Management, L.L.C. may be deemed beneficial owners of the common shares held by SAB Capital Partners, L.P., SAB Capital Partners II, L.P. and SAB Overseas Fund, Ltd.

4/	The investors in Anchorage Offshore have the right to participate in the receipt of dividends from, or proceeds from the sale of, the securities held for the account of Anchorage Offshore in accordance with their respective ownership interests in Anchorage Offshore.

5/	As of August 26, 2005, Whippoorwill may be deemed to be the beneficial owner of 5,694,736 common shares, which amount includes 3,483,936 common shares issuable upon the conversion of 34,700 shares of 4.25% Series A Cumulative Convertible Perpetual Preferred.

6/	All securities reported are owned by advisory clients of Dimensional Fund Advisors Inc., no one of which, to the knowledge of Dimensional Fund Advisors, Inc., owns more than 5% of the class. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such securities.

7/	The limited partners of (or investors in) each of the private investment funds for which Perry Corp. acts as general partner and/or managing member of the general partner and/or investment adviser have the right to participate in the receipt of dividends from, or proceeds from the sale of, the securities held for the accounts of their respective funds in accordance with their respective limited partnership interest (or investment percentages) in their respective funds.

Directors and Officers. The following table shows, as of February 14, 2006, the number of Terra common shares owned by (1) each director; (2) Terra’s chief executive officer (who is also a director); (3) the four other most highly-compensated executive officers; and (4) all directors and executive officers as a group.

Number of Common Shares
Name	Beneficially Owned 1/
D.E. Fisher	58,800
D.A. Fraser	30,000
M.O. Hesse	41,128
P.S. Janson	20,000
H.R. Slack	97,250
M.L. Bennett	680,276
F.G. Meyer	502,221
W.M. Rosenbury	485,606
J.D. Giesler	151,388
M.A. Kalafut	169,087
Directors and all executive officers as a group (14 persons)	2,586,102

1/	Each director or executive officer has sole voting and investment power over the shares shown as beneficially owned. Each director and executive officer individually and beneficially owned less than one percent, and the directors and executive officers as a group owned 2.7% of Terra’s issued and outstanding common shares. These share numbers include ownership of restricted common shares, which is subject to certain vesting conditions, and shares held under Terra’s Employees’ Savings and Investment Plan.

The shares shown above also include shares acquirable pursuant to stock options, which are currently exercisable. Upon such exercise, the option holders would acquire shares as follows: Mr. Bennett (136,000); Mr. Fisher (18,000); Mr. Giesler (6,300); Mr. Kalafut (18,700); Mr. Meyer (100,000); Mr. Rosenbury (90,000); Mr. Slack (20,000); and all directors and executive officers as a group (421,100). Until the options are exercised, these individuals will neither have voting nor investment power over the underlying common shares but only have the right to acquire beneficial ownership of the shares through exercise of their respective options.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires Terra’s executive officers, directors and beneficial owners of more than 10 percent of Terra’s common shares to file initial reports of beneficial ownership and reports of changes in beneficial ownership of the shares with the SEC and the NYSE. Executive officers and directors are required by SEC regulations to furnish Terra with copies of all Section 16(a) reports they file. All of Terra’s executive officers, directors and beneficial owners of more than 10 percent of Terra’s common shares have filed all reports required under Section 16(a) during and with respect to 2005 in a timely manner, except Peter S. Janson who filed one Form 4 late. This conclusion is based solely on a review of the copies of such filings furnished to Terra and of written representations from Terra’s executive officers and directors.

Executive Compensation and Other Information
Summary of Cash and Certain Other Compensation
The following table provides a summary of compensation paid or accrued by Terra to or on behalf of certain Terra executive officers. These officers include Mr. Bennett, Terra’s Chief Executive Officer, Mr. Meyer, Terra’s Chief Financial Officer, plus Terra’s three other most highly compensated executive officers. These executive officers are those in office as of December 31, 2005 and are collectively referred to below as the “named executive officers.” Compensation information is provided for the years 2005, 2004 and 2003.
Summary Compensation Table

					Long-Term			All Other
Annual Compensation					Compensation			Compensation5/

				Other			Securities
Name and				Annual	Restricted Share		Underlying
Principal Position	Year	Salary 1/	Bonus 2/	Compensation3/	Award(s) 4/		Options
Michael L. Bennett	2005	$440,769	$200,000	$9,425	$453,600	6/	—	$7,232
President and	2004	387,692	500,000	9,366	479,200	7/	—	9,840	9/
Chief Executive Officer	2003	375,000	—	9,173	143,000	8/	—	9,150
Francis G. Meyer	2005	318,846	100,000	8,787	273,000	6/	—	5,129
Senior Vice President and	2004	281,154	200,000	7,881	359,400	7/	—	9,840	9/
Chief Financial Officer	2003	260,000	—	7,188	85,800	8/	—	6,389
W. Mark Rosenbury	2005	248,308	63,000	8,996	210,000	6/	—	3,502
Senior Vice President and	2004	237,615	145,000	9,131	179,700	7/	—	9,840	9/
Chief Administrative Officer	2003	230,000	—	8,939	71,500	8/	—	5,469
Joseph D. Giesler	2005	215,000	54,000	8,380	210,000	6/	—	6,745
Senior Vice President	2004	162,692	150,000	7,374	179,700	7/	—	10,768
Commercial Operations	2003	150,000	—	5,954	50,050	8/	—	5,188
Mark A. Kalafut	2005	208,461	48,000	9,051	155,400	6/	—	4,578
Vice President, General	2004	198,462	110,000	9,047	209,650	7/	—	9,526
Counsel and Corporate	2003	190,000	—	9,080	71,500	8/	—	4,577
Secretary

1/	“Salary” for all years includes amounts deferred at the election of the named executive officer under Terra’s Employees’ Savings and Investment Plan and Supplemental Deferred Compensation Plan. The Supplemental Deferred Compensation Plan was closed to additional contributions in 2005.

2/	“Bonus” includes, for the applicable year of service, amounts awarded under Terra’s Incentive Award Program for Officers and Key Employees and includes portions thereof deferred at the election of the named executive officer under Terra’s Supplemental Deferred Compensation Plan. Bonuses earned in one year are paid in the following year. Each year shown therefore indicates the salary earned and paid in that year and any bonus earned in that year and paid in the next year.

3/	“Other Annual Compensation” consists of country club dues provided to the named executive officers and the tax reimbursements or “gross-ups” with respect to those dues.

4/	This item shows the grant date value of restricted share awards. The number of such shares still subject to restriction and the value thereof (shown in parenthesis), at December 31, 2005 by each of the named executive officers is: Mr. Bennett: 234,000 ($1,310,400); Mr. Meyer: 152,500 ($854,000); Mr. Rosenbury: 105,000 ($588,000); Mr. Giesler: 90,000 ($504,000); and Mr. Kalafut: 103,500 ($579,600). During the restricted period, a holder of restricted shares is entitled to all benefits incidental to ownership of Terra common shares, including voting such shares and receiving such dividends as from time to time may be declared by the board of directors.

5/	“All Other Compensation” for 2005 comprises amounts contributed, allocated or accrued for the named executive officers under Terra’s Employees’ Savings and Investment Plan in 2005. Mr. Giesler’s total also includes the amounts contributed, allocated or accrued indirectly by him through his wife.

6/	On July 29, 2005, Terra’s board of directors approved, as recommended by its compensation committee, the grant of the following restricted shares under Terra’s Stock Incentive Plan of 2002: 54,000 to Mr. Bennett; 32,500 to Mr. Meyer; 25,000 to Mr. Rosenbury; 25,000 to Mr. Giesler and 18,500 to Mr. Kalafut. The closing price on the NYSE on the date of the award was $8.40. The restrictions lapse on the earlier of (i) the business day following the third anniversary of the date of the award (i.e. July 30, 2008) or (ii) specified changes in control or ownership of Terra (as defined by the award).

Each of the named executive officers also received a grant of performance shares on July 29, 2005 as follows: 126,000 to Mr. Bennett; 32,500 to Mr. Meyer; 25,000 to Mr. Rosenbury; 25,000 to Mr. Giesler and 18,500 to Mr. Kalafut. The terms and conditions of these performance shares can be found on following page under the heading “Long-Term Incentive Plan Awards in Last Fiscal Year” and in the Compensation Committee Report under the heading “Long Term Awards” on page 18.

7/	On July 27, 2004, Terra’s board of directors approved, as recommended by its compensation committee, the grant of the following restricted shares under Terra’s Stock Incentive Plan of 2002: 80,000 to Mr. Bennett; 60,000 to Mr. Meyer; 30,000 to Mr. Rosenbury; 30,000 to Mr. Giesler; and 35,000 to Mr. Kalafut. The NYSE closing price per common share on the date of the award was $5.99. The restrictions lapse on the earlier of (i) the business day following the third anniversary of the date of the award (i.e. July 30, 2007) or (ii) specified changes in control or ownership of Terra (as defined by the award).

8/	On July 29, 2003, Terra’s board of directors approved, as recommended by its compensation committee, the grant of the following restricted shares under Terra’s Stock Incentive Plan of 2002: 100,000 to Mr. Bennett; 60,000 to Mr. Meyer; 50,000 to Mr. Rosenbury; 35,000 to Mr. Giesler and 50,000 to Mr. Kalafut. The NYSE closing price per common share on the date of the award was $1.43. The restrictions lapse on the earlier of (i) the business day following the third anniversary of the date of the award (i.e. July 31, 2006) or (ii) specified changes in control or ownership of Terra (as defined by the award).

9/	This figure was erroneously reported in the 2004 proxy statement and has been corrected in this table.
Option Exercises and Year-End Value Table
The following table provides information concerning the exercise of stock options during 2005 as well as the number and value of unexercised options to purchase Terra common shares granted under Terra’s stock incentive plans. No options were granted in 2005.
Aggregated Option Exercises in Last Fiscal Year and December 31, 2005 Option Values

			Number of Securities Underlying		Value of Unexercised
	Number of Shares		Unexercised Options at December		in-the-Money Options at
	Acquired on	Value	31, 2005		December 31, 2005 1/
Name	Exercise in 2005	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael L. Bennett	-0-	-0-	136,000	-0-	$404,685	-0-
Francis G. Meyer	-0-	-0-	100,000	-0-	172,500	-0-
W. Mark Rosenbury	-0-	-0-	90,000	-0-	155,250	-0-
Joseph D. Giesler	-0-	-0-	6,300	-0-	-0-	-0-
Mark A. Kalafut	-0-	-0-	18,700	-0-	-0-	-0-

1/	Based on the closing price per share on the New York Stock Exchange—Composite Transaction of Terra common shares on December 31, 2005 ($5.60).

Long-Term Incentive Plan Awards in Last Fiscal Year

			Estimated Future Payouts
	Number of		under Non-Stock Price
	Performance Shares	Performance Period	Based Plans
Name	(#)	until Maturation	Target (#)	Maximum (#)
Michael L. Bennett	126,000	12/31/07	126,000	252,000
Francis G. Meyer	32,500	12/31/07	32,500	65,000
W. Mark Rosenbury	25,000	12/31/07	25,000	50,000
Joseph D. Giesler	25,000	12/31/07	25,000	50,000
Mark A. Kalafut	18,500	12/31/07	18,500	37,000
The performance shares were granted on July 29, 2005. The terms and conditions of the performance shares are discussed more fully in the Compensation Committee Report – Long Term Awards beginning on page 18 of this proxy statement.

Pension Plan Tables
The following table shows for Mr. Rosenbury the estimated annual retirement benefit payable on a straight life annuity basis under the Employees’ Retirement Plan (the “Retirement Plan”) and Terra’s Excess Benefit Plan (the “Excess Benefit Plan”), on a non-contributory basis, at various levels of accrued service and compensation.

Average	ANNUAL BENEFITS UPON NORMAL RETIREMENT WITH YEARS OF CREDITED SERVICE
Compensation	5	10	15	20	25	30

$150,000	$11,664	$23,328	$34,992	$46,656	$58,321	$69,985
$250,000	$20,414	$40,828	$61,242	$81,656	$102,071	$122,485
$500,000	$42,289	$84,578	$126,867	$169,156	$211,446	$253,735
$750,000	$64,164	$128,328	$192,492	$256,656	$321,821	$384,985
$1,000,000	$86,039	$172,078	$258,117	$344,156	$430,196	$516,235

Average Compensation (as defined under the Retirement Plan) as of December 31, 2005 for Mr. Rosenbury was $370,936. The estimated credited years of service under the retirement plan for Mr. Rosenbury was 18.
Certain other Terra executive officers and employees, including Messrs. Bennett, Giesler, Kalafut, and Meyer, are entitled to the estimated annual retirement benefit (payable on a straight life annuity basis) under the Retirement Plan and Excess Benefit Plan as set forth in the following table:

Average	ANNUAL BENEFITS UPON NORMAL RETIREMENT WITH YEARS OF CREDITED SERVICE
Compensation	5	10	15	20	25	30

$150,000	$10,164	$20,328	$30,492	$40,656	$50,821	$60,985
$250,000	$17,914	$35,828	$53,742	$71,656	$89,571	$107,485
$500,000	$37,289	$74,578	$111,867	$149,156	$186,446	$223,735
$750,000	$56,664	$113,328	$169,992	$226,656	$283,321	$339,985
$1,000,000	$76,039	$152,078	$228,117	$304,156	$380,196	$456,235

Average Compensation (as defined under the Retirement Plan) as of December 31, 2005 for Mr. Bennett was $462,462; for Mr. Giesler $154,307; for Mr. Kalafut $217,799; and for Mr. Meyer $324,331. The estimated credited years of service under the Retirement Plan for each such officer was as follows: Mr. Bennett — 32; Mr. Giesler — 18; Mr. Kalafut — 16; and Mr. Meyer — 23.
“Compensation” under the Retirement Plan includes the total salary and wages paid to a participant, including bonuses through 2003, overtime, commissions and elective contributions made by Terra on behalf of the participant pursuant to Internal Revenue Code (the “Code”) sections 401(k) or 125. Covered earnings are limited by Section 401(a)(17) of the Code to $210,000 in 2005. The above benefits are subject to the limitations of Section 415 of the Code, which provides for a maximum annual payment of approximately $170,000 in 2005. Under the Excess Benefit Plan, however, Terra will supplement those benefits so that the amount the participant will receive will be equal to the amount that would have been received under the Retirement Plan but for such limitations. “Compensation” under the Excess Benefit Plan also includes amounts deferred under the Supplemental Deferred Compensation Plan.

Employee Contracts, Termination of Employment and Change of Control Arrangements
Terra’s Chief Executive Officer and each of the other named executive officers are party with Terra to an executive retention agreement. Each such agreement provides the executive with certain benefits if his employment is terminated under specified conditions. To receive benefits, the executive must be terminated within two years of a change of control (as defined in the agreement) of Terra. In addition, such termination must be made either by Terra or a successor entity without cause, or by the executive for good reason.
Benefits for Messrs. Bennett, Meyer, Rosenbury, Giesler and Kalafut under the executive retention agreements include (a) continuation of base salary and bonus for two years; (b) continuation of medical and dental benefits for two years; (c) payment of accrued but unpaid compensation; (d) automatic vesting in Terra’s Excess Benefit Plan with an addition of two years to the credited service level and the age of the participant for purposes of computing the accrued benefits under the Excess Benefit Plan; and (e) certain outplacement services. Such benefits are in lieu of any other severance benefits that may otherwise be payable. Compensation earned from other employment shall not reduce the amounts otherwise payable by Terra. Terra also agreed to reimburse each such officer on an after-tax basis for any excise tax incurred as a result of the “excess parachute payment” provisions of the Internal Revenue Code.
Performance Graph
The SEC requires that a comparative performance graph be included with this proxy statement. A line-graph presentation is required, comparing cumulative, indexed, five-year shareholder returns on specified, hypothetical investments. These investments must include the S&P 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by Terra.
Terra has for some years chosen to use a self-selected industry peer group. The peer group used includes companies with market caps roughly similar to Terra’s and who manufacture commodity chemicals, including chemicals other than methanol and nitrogen fertilizers. The Industry Peer Group consists of Agrium, Inc.; Celanese AG; Cytec Industries, Inc.; Georgia Gulf Corporation; Lyondell Chemical Company; Methanex Corporation; Millenium Chemicals Inc.; Mosaic; NOVA Chemicals Corp.; Potash Corporation of Saskatchewan Inc.; Terra Nitrogen Company, L.P.; and Yara North America, Inc.

The graph below assumes an investment of $100 at the close of the last trading day in 2000. Three alternative investments are compared: Terra common shares, the S & P 500 Stock Index, and Industry Peer Group.

	December 31,
	2000	2001	2002	2003	2004	2005

Terra Industries Inc.	100.00	140.00	61.20	132.40	355.20	224.00
S&P 500 Stock Index	100.00	88.11	68.64	88.33	97.94	102.75
Industry Peer Group	100.00	86.39	90.07	126.65	211.86	200.12
This graph may not be regarded as part of any Terra filing made under the Securities Act of 1933 or under the Securities Exchange Act of 1934. This is true even if such filings contain statements incorporating this proxy by general reference. This graph can only be regarded as filed under these laws by a statement specifically incorporating this information into such filing.

Compensation Committee Report
Report on Executive Compensation
General Policy
The compensation committee assists the Board in fulfilling its responsibility to stockholders by taking a leadership role in the design and administration of executive compensation programs, the annual evaluation of the performance of the CEO and senior management.
In 2005, the committee reviewed and restructured Terra’s executive compensation programs with the assistance of an independent consultant. The objectives were to structure the programs to:
1.	provide compensation and retention incentives that are competitive with companies of similar size and in similar businesses;

2.	limit Terra’s fixed cash obligations during cyclical downturns yet provide more generous cash compensation when the business cycle is favorable; and

3.	provide long-term incentives that are tied to shareholder returns and returns on invested capital.
The three elements of Terra’s executive compensation program are base salary, annual cash incentive awards and long-term incentive awards. Annual incentive awards are made under Terra’s Incentive Award Program for Officers and Key Employees (the “Key Executive Plan”). Long-term incentive compensation may consist of stock options, performance shares, restricted shares or other award opportunities offered under Terra’s shareholder-approved stock incentive plan (the “Long Term Plan”). In each case and in the aggregate, the compensation of Terra executive officers is compared with survey data compiled by the compensation committee’s independent consultant. The survey includes both chemical and general industry companies. The independent consultant adjusts survey information to arrive at market data comparable to Terra’s size.
The Internal Revenue Code limits the ability of Terra to deduct from its taxable income certain compensation paid to any executive in excess of $1 million. In the event compensation for any Terra executive exceeds this $1 million threshold, the compensation committee will balance the benefits of tax deductibility with its responsibility to retain and motivate executives with competitive compensation programs.
Base Salary
Terra’s compensation philosophy is to target its executives’ base salaries at approximately the 25th percentile of comparable market data. This philosophy reflects Terra’s desire to minimize fixed costs because of the volatile nature of the nitrogen products industry.
Changes in the base salaries of executive officers, other than Mr. Bennett, are reviewed by the compensation committee annually with Mr. Bennett and the Senior Vice President and Chief Administrative Officer and are largely based on the officer’s performance and contribution to Terra and on comparable market data. The committee determines Mr. Bennett’s base salary as described below.

Annual Incentive Awards
Terra’s compensation philosophy is to provide its executives’ annual cash incentive awards that vary depending on pre-established corporate and individual goals. If the company and the executive meet their target objectives, the award is targeted to provide total cash compensation between approximately the 25th and the 50th percentile of comparable market data. If the goals are exceeded, the total cash compensation may exceed the 50th percentile. If the goals are not met, annual cash incentive awards are not paid, although the committee has the right to make discretionary awards in exceptional circumstances.
In making annual awards, in the first quarter of each year, the committee approves an incentive pool that is the sum of specified target amounts for each participant. The target amounts for 2005 were generally 15% to 40% of a participant’s base salary except for Mr. Bennett, whose target amount was 70% of base salary. The target amounts for 2006 are generally 15% to 60% of the participant’s base salary, except for Mr. Bennett whose target amount is 115% of his base salary.
The incentive pool is funded depending on company performance. In 2005, the funding formula was: 50% if Terra achieved $30 million in net income, excluding the net income effects of the early retirement of debt and valuation of warrants, plus 1% for each additional $0.5 million in net income up to 200%. Thus, had Terra earned $105 million, the incentive pool would have been funded at 200% of target. Depending on an executive’s success in meeting his or her personal goals, individual awards are more or less than the funding percentage times their target award.
In 2005, Terra’s financial performance resulted in a 66% funding level resulting in an aggregate annual cash incentive pool of $1.1 million. In 2005, 40 executives, in addition to Mr. Bennett, participated in the Key Executive Plan.
Long Term Incentive Awards
The objectives of Terra’s long term incentive awards are to provide incentives to increase the return on capital employed to levels above the cost of capital on a sustainable basis; to provide incentives to increase stockholder returns over the long term; and to assist in executive retention. The Long Term Plan is intended, together with an executive’s base salary and annual cash incentives, to provide total compensation in excess of the 50th percentile of comparable market data when performance targets required for the maximum award are achieved.
Under Terra’s Long Term Plan, the company makes two types of stock grants to its eleven most senior executives: (i) restricted shares and (ii) performance shares. In addition, the company grants phantom shares and phantom performance shares to 42 additional key employees that provide substantially equivalent incentives in the form of cash payments.
The restricted shares vest three years after the grant date, or upon a change in control. The performance shares are awarded three years after the grant date at between 0% and 200% of the number of shares granted based on Terra’s annualized average return on capital employed (“ROCE”) for the three year period. ROCE is defined as average annual income from operations less 35% for normal income tax expense divided by average capital employed (common and preferred stockholders equity plus short and long-term debt, deferred income taxes and minority interest, less cash). The award percentage is determined by the following formula:
a.	If Terra’s annualized average ROCE for the period is less than 4%, no performance shares will be awarded.

b.	If Terra’s annualized average ROCE for the period is between 4% and 9%, 1% of the performance shares granted will be awarded for each 0.05% annualized average ROCE exceeds 4%.

c.	If Terra’s annualized average ROCE for the period exceeds 9%, 1% of the performance shares will also be awarded for each 0.025% annualized average ROCE exceeds 9% with the total number of performance shares awarded not exceeding 200% of the number granted.
The committee has set an annual long-term award target amount for each executive. In 2005, the target amounts were generally 90% to 140% of base salary, except for Mr. Bennett whose target amount was 310% of base salary. The number of shares awarded is determined by dividing the target amount by the then current share price. All executives receive one-half of their target amount in restricted shares and one half in performance shares, with the exception of Mr. Bennett who receives one-third in restricted shares and two-thirds in performance shares.
Pursuant to the Long Term Plan, in 2005, the committee granted 226,000 restricted shares and 298,000 performance shares. In addition, the committee granted 121,700 phantom shares and 56,300 phantom performance shares.
CEO Compensation
Base Salary. In determining Mr. Bennett’s base salary, the compensation committee considers several factors. These factors include salaries for comparable positions in the consultant’s survey data.
Annual Incentive Awards. Mr. Bennett’s 2005 annual incentive award target amount under the Key Executive Plan was 70% of base salary. Mr. Bennett was awarded $200,000 of incentive compensation for his 2005 performance. This award was based on Terra’s 2005 net income. Mr. Bennett received a $500,000 bonus for 2004 and no bonus for 2003, 2002 or 2001.
Long Term Incentive Awards. The compensation committee made a long-term incentive award to Mr. Bennett in July 2005. Several factors were considered in making this award, including the value of awards typically given chief executive officers in the consultant’s survey data. As a result, Mr. Bennett was granted 54,000 restricted shares and 126,000 performance shares. These shares will be awarded as described in the Long Term Incentive Awards section above.
Conclusion
The committee believes that the company’s executive compensation programs effectively tie executive compensation to the performance of the company and to shareholder value.

The Compensation Committee	D.A. Fraser, Chairman
of the Board of Directors	D.E. Fisher
of Terra Industries Inc.	P.S. Janson

Audit Committee Report
The responsibilities of the audit committee, which are set forth in the audit committee charter adopted by the board of directors, include providing oversight to Terra’s financial reporting process through periodic meetings with Terra’s independent auditors, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. Terra management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The audit committee, in carrying out its role, relies on Terra’s senior management, including its senior financial management, its internal audit function, and its independent auditors.
The audit committee appointed Deloitte & Touche LLP as independent accountants for Terra for the fiscal year 2006 and recommends that shareholders vote in favor of “Proposal 2: Ratification of Selection of Independent Accountants” below.
We have reviewed and discussed with senior management Terra’s audited financial statements included in the 2005 Annual Report to Shareholders. Management has confirmed to us that the data in such financial statements (i) has been prepared with integrity and objectivity and is management’s responsibility, and (ii) has been prepared in conformity with generally accepted accounting principles.
We have discussed with Deloitte & Touche LLP, Terra’s independent auditors, the matters required to be discussed by the Statement of Audit Standard No. 61 (“SAS 61”) Communications with Audit Committees. SAS 61 requires Terra’s independent auditors to provide us with additional information regarding the scope and results of their audit of Terra’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.
We have received from Deloitte & Touche a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Deloitte & Touche and Terra that in their professional judgment may reasonably be thought to bear on independence. Deloitte & Touche has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of Terra within the meaning of the federal securities laws. Deloitte & Touche have also discussed with us its findings related to its review of Terra’s internal control procedures as required by Section 404 of the Sarbanes-Oxley Act.
Based on the review and discussions described above with respect to Terra’s audited financial statements included in Terra’s 2005 Annual Report to Stockholders, we have recommended to the board of directors that such financial statements be included in Terra’s Annual Report on Form 10-K for filing with the SEC.
The audit committee has a policy concerning the approval of audit and non-audit services to be provided by Terra’s independent auditors. A copy of this policy can be found in Terra’s Audit Committee Charter on our website at www.terraindustries.com in the Investor Information section, Charters and Guidelines. The policy requires that all services provided by Terra’s independent auditors to Terra, including audit services and permitted audit-related and non-audit related services, be pre-approved by the audit committee.

In giving our recommendation to the board of directors, we have relied on (i) management’s representation that the data in such financial statements has been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of Terra’s independent auditors with respect to such financial statements.

The Audit Committee	D.E. Fisher, Chairman
of the Board of Directors	M.O. Hesse
of Terra Industries Inc.	P.S. Janson

Proposal 2: Ratification of Selection of Independent Accountants
The board of directors recommends that the stockholders ratify the audit committee’s selection of Deloitte & Touche LLP as independent accountants for Terra for the fiscal year 2006.
It is expected that members of Deloitte & Touche will attend the annual meeting to make a statement if they desire to do so and to respond to any appropriate questions that may be asked by stockholders.
Principal Accountant Audit Fees and Service Fees
The table below describes fees for professional audit services rendered by Deloitte & Touche, Terra’s principal accountant, for the audit of Terra’s annual financial statements for the years ended December 31, 2005 and December 31, 2004 and fees billed for other services rendered by Deloitte & Touche during those periods.

Type of Fee	2005	2004

Audit Fees 1/	$1,507,330	$1,851,546
Audit Related Fees 2/	129,148	86,315
Total Audit and Audit Related Fees	1,636,478	1,937,861
Tax Fees 3/	315,855	330,626
All Other Fees	0	0

Total	$1,952,333	$2,268,487

1/	Audit Fees, including those for statutory audits, include the aggregate fees paid by Terra during the fiscal year indicated for professional services rendered by Deloitte for the audit of Terra’s annual financial statements and review of financial statements included in Terra’s Form 10-Qs

2/	Audit Related Fees include the aggregate fees paid related to the audit of the Company’s retirement, savings and investment plans.

3/	Tax Fees include the aggregate fees paid by Terra during the fiscal year indicated for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning.
The audit committee has advised Terra’s board of directors that it has determined that the non-audit services rendered by Terra’s independent auditors during Terra’s most recent fiscal year are compatible with maintaining such auditors’ independence.
The board of directors intends to introduce at the annual meeting the following resolution:
RESOLVED, that selection by the audit committee of Deloitte & Touche LLP as independent accountants for the Corporation for the year 2006 be, and it hereby is, ratified.
To ratify the audit committee’s selection of independent accountants, over half of the votes cast “for” or “against” such ratification must be cast “for.” Abstentions and broker non-votes will not be counted as a vote with respect to this proposal.
The board of directors recommends that you vote FOR the ratification of the audit committee’s selection of independent accountants.

Submission of Stockholder Proposals for 2007 Annual Meeting
Stockholder proposals intended for submission at the 2007 annual meeting of stockholders must be received by Terra at its principal executive offices on or before November 20, 2006 to be eligible for inclusion in Terra’s proxy statement and accompanying proxy for such meeting. If a shareholder intends to bring a matter before the 2007 annual meeting of stockholders other than by submitting a proposal for inclusion in the proxy statement, the stockholder must give timely notice to Terra and otherwise satisfy the requirements of the Securities Exchange Act of 1934. To be timely, such notice must be received by the Corporate Secretary at Terra’s principal executive offices on or before February 3, 2007.
Miscellaneous
Terra will pay the cost of soliciting proxies. Proxies are solicited through the mail. Certain Terra employees, without additional compensation, may also solicit proxies personally, by telephone or by fax. Terra will reimburse brokers and other persons holding stocks in their names, or in the names of nominees, at approved rates, for their expenses for sending proxy material to principals and obtaining their proxies.
A copy of Terra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission (without exhibits) will be made available to stockholders without charge upon written request to the Corporate Relations Department, Terra Industries Inc., Terra Centre, 600 Fourth Street, P.O. Box 6000, Sioux City, Iowa 51102-6000.
March 20, 2006

Appendix A
TERRA INDUSTRIES INC.
AUDIT COMMITTEE CHARTER
1.	Purpose
The Audit Committee of Terra Industries Inc. is appointed by the Board of Directors to assist the Board in its oversight of the Company’s accounting, financial reporting and audit processes with the main purpose of ensuring:
–	the integrity of the Company’s financial statements

–	the Company’s compliance with legal and regulatory requirements

–	the appropriateness of the independent auditor’s qualifications and independence

–	the performance of the Company’s internal audit function and independent auditors
The function of the Committee is oversight. The Company’s management is responsible for the preparation, presentation and integrity of its financial statements. The Company’s management and the internal audit function are responsible for maintaining appropriate accounting and financial reporting principles, policies, internal controls and procedures to ensure compliance with applicable laws, standards and regulations. The independent accountants are responsible for planning and conducting proper annual audits and quarterly reviews of the Company’s financial statements. It is not the duty or responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Committee to assure compliance with laws and regulations or with Company policy.
2.	Membership/Qualifications
The Committee shall be comprised of at least three directors, each of whom shall be independent in accordance with the Company’s Corporate Governance Guidelines and shall satisfy the applicable experience and other membership requirements under the New York Stock Exchange rules.
3.	Meetings
The Committee shall meet at least four times per year, or more frequently as circumstances dictate.
4.	Responsibilities
The Committee’s duties and responsibilities shall include:
A.	Relationship with Management
•	Review the annual financial statements, quarterly financial statements and earnings press releases including the disclosures under “Management’s Discussion and Analysis.”

•	Review financial information and earnings guidance provided to analysts and rating agencies, if any.

•	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Qs about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Periodically meet in private session with management.

•	Review periodically with Terra’s General Counsel legal and regulatory matters that may have a material effect on the financial statements, and review the Company’s corporate compliance policies and codes of conduct.

•	Review periodically the Company’s tax position.

•	Discuss policies with respect to risk assessment, risk management and steps taken to monitor and mitigate such exposure.

•	Establish procedures for (i) the receipt, retention and treatment of complaints received by Terra regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Prepare the annual audit committee report to be included in the Company’s annual proxy statement.
B.	Relationship with Internal Audit Function
•	Consult with management regarding management’s appointment, replacement, reassignment or dismissal of the senior internal audit executive.

•	Review and approve, in consultation with management, the independent accountants and the senior internal auditing executive, the plan and scope of internal audit activities.

•	Review internal audit authority, organizational reporting lines, budget and staffing.

•	Review significant reports to management prepared by the internal audit function, and management’s responses to such reports.

•	Periodically meet in private session with senior internal audit personnel.
C.	Relationship with Independent Accountants
•	Directly appoint, retain, compensate and evaluate the performance, independence and qualifications of the Company’s independent accountant. If necessary, the Committee will terminate and replace the Company’s independent accountant.

•	Approve in advance all audit engagement fees and terms and all permissible non-audit services and relationships to be performed by the independent accountants.

•	At least annually, obtain and review a report from the independent accountants describing: the independent accountants’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent accountants and the Company.

•	Review with the independent accountants the planning, staffing and scope of their examination.

•	Set clear hiring policies for employees or former employees of the independent accountants.

•	Assure regular rotation of the lead audit partner and consider whether rotation of the outside auditor is advisable.

•	Review with the independent accountants:
o	Results of their annual audit, including their opinion on the financial statements.

o	Their consideration of the internal control structure and their evaluation regarding the adequacy of those controls over the financial reporting process.

o	Alternative GAAP methods discussed with management, ramifications of alternative disclosures and treatment preferred by independent accountants.

o	Critical accounting policies and practices.

o	Any audit problems or difficulties and management’s response including (a) accounting adjustments noted or proposed by the independent accountants but not recorded, (b) issues discussed with the independent accountants’ national office, (c) any management or internal control letter issued or proposed by independent accountants to the Company, (d) significant disagreements, if any, with management, (e) cooperation received from management in the conduct of the audit, (f) time constraints on the independent accountants, and (g) any restrictions on the scope of activities or on access to requested information.

o	Any other material written communication between the independent accountants and management.

o	Other matters related to the conduct of the annual audit or review of quarterly financial results required to be communicated to the Audit Committee under applicable law, auditing standards or other professional accounting standards.
•	Resolve any disagreements between management and the independent auditors regarding financial reporting.

•	Periodically meet in private session with the independent auditor.

5.	Performance Review

The Audit Committee shall conduct an annual performance evaluation of itself, including a review of this charter and recommend any changes to the Board.

6.	Authority to Retain Outside Advisors

The Audit Committee shall have the authority to obtain advice and assistance from outside legal, accounting, auditing or other advisors.

The Committee shall report its actions and recommendations to the Board after each Committee meeting.
Note: Adopted by the Board of Directors December 2, 2003 and last reviewed on February 14, 2006.

Annual Meeting Admission Ticket

DATE	Tuesday, May 2, 2006
TIME:	9:00 A.M.
PLACE:	Sioux City Convention Center
801 Fourth Street
Sioux City, Iowa 51101

Note: In order to be admitted to Terra’s
Annual Meeting, you will need this Admission
Ticket or proof of ownership of Terra Stock.

Annual Meeting Proxy Card

A	Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.
1. Election of Class II Directors
    Nominees:

	For	Withhold
01 — M.O. Hesse	☐	☐
02 — H.R. Slack	☐	☐
B	Issues — The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	Ratification of Audit Committee’s selection of Deloitte & Touche LLP as independent accountants for 2006.	☐	☐	☐
☐ Please mark this box with an X if your address has changed and print the new address below.

☐ Please mark this box with an X if you have made comments below.

☐ I will attend the Annual Meeting.

C	Authorized Signatures — Sign here — This section must be completed for your instructions to be executed.
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please also give your full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)

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Terra News and Information
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TERRA INDUSTRIES INC.
Proxy Solicited on Behalf of the Board of Directors
The undersigned hereby appoints HENRY R. SLACK, MICHAEL L. BENNETT and FRANCIS G. MEYER, jointly and severally, as proxies, with power of substitution, to vote at the Annual Meeting of Stockholders (including adjournments) of TERRA INDUSTRIES INC. to be held May 2, 2006, with all powers the undersigned would possess if personally present, on the election of directors, on the Proposal described in the Proxy Statement and, in accordance with their discretion, on any other business that may come before the meeting.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.